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                                                                     EXHIBIT 4.1

                                                             CUSIP NO. 401698AA3

     UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM.

                              GUIDANT CORPORATION
                              6.15% Note Due 2006

REGISTERED
NO. R-_______                                   $_________

          GUIDANT CORPORATION, an Indiana corporation (herein called the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ___________________________________ on February 15, 2006, upon surrender of this Note at the office or agency of the Company for such payment in The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum until maturity at the rate of 6.15% per annum, at such office or agency, in like coin or currency, semi-annually on February 15 and August 15 of each year, commencing August 15, 1999, until the date on which payment of said principal sum has been made or duly provided for; provided, however, that at the option of
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the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Such interest shall be payable from the February 15 or the August 15, as the case maybe, next preceding the date hereof to which interest has been paid, unless the date hereof is a February 15 or August 15 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the payment of any interest on the Notes, in which case from February 16, 1999; provided, however, that if the Company shall default in payment of the
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interest due on such February 15 or August 15, then from the preceding February
15 or August 15 to which interest has been paid or, if no interest has been paid on the Notes, from February 16, 1999. The interest payable hereon on any interest payment date shall be payable to
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the person in whose name this Note is registered at the close of business on the
February 1 or August 1 preceding the respective interest payment date, except as otherwise provided in the Indenture hereinafter referred to.

          The provisions of this Note are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]
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          IN WITNESS WHEREOF, GUIDANT CORPORATION has caused this Instrument to be signed manually or by facsimile signature of its President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries, and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


Dated: February 16, 1999                          GUIDANT CORPORATION

                                                  By __________________________
                                                     Name:
                                                     Title:

                                                  By __________________________
                                                     Name:
                                                     Title:
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          This is one of the Notes of the series designated herein issued under the Indenture described herein.

                                           CITIBANK, N.A.,
                                              as Trustee



                                           By____________________________
                                                   Authorized Officer

                            FORM OF REVERSE OF NOTE

          This Note is one of a duly authorized issue of a series of senior unsecured debt securities (the "Debt Securities") of the Company, designated as its 6.15% Notes Due 2006 (the "Notes"). The Notes are limited to $350,000,000 aggregate principal amount and the Debt Securities, including the Notes, are all issued or to be issued under and pursuant to the Indenture dated as of January 18, 1996 (herein called the "Indenture"), duly executed and delivered by the Company to Citibank, N.A., as Trustee (herein called the "Trustee"), as supplemented by a Supplemental Indenture dated as of January 8, 1999, to which Indenture and all Board Resolutions and Officer's Certificates (as defined in the Indenture) as provided therein, reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and holders of the Notes.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing with respect to the Notes, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that the holders of the majority in principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default under the Indenture and its consequences, except a default (i) in the payment of the principal of or interest on any of the Notes, in the manner and to the extent provided in the Indenture or (ii) in respect of a covenant or provision in the Indenture which pursuant to the Article Eleven of the Indenture cannot be modified or amended without the consent of the holders of each of the Notes then outstanding.

          The following Event of Default will apply to the Notes in addition to the other Events of Default described under Section 5.01 of the Indenture:

     there shall have occurred with respect to any indebtedness or other obligation for borrowed money of the Company or any of its Subsidiaries having an outstanding principal amount of $25,000,000 (or the equivalent thereof in other currencies) or more individually or in the aggregate, (i) a default or defaults where the holder or holders thereof have declared such indebtedness to be due and payable prior to its stated maturity or (ii) a default or defaults in the payment of the principal of such indebtedness when the same became due and payable at its final maturity after the expiration of any grace period with respect thereto, and such acceleration has not
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     been rescinded or annulled or such indebtedness have not been discharged in full within 15 days of such acceleration or such final maturity after the expiration of any grace period with respect thereto, as the case may be.

          The Indenture contains provisions permitting the Company and the Trustee, with consent of the holders of not less than a majority in principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture with respect to the Notes, or modifying in any manner the rights of the holders of the Notes; provided, however, that no
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supplemental indenture shall (i) extend the maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal thereof or interest thereon payable in any coin or currency other than that in the Notes provided, without the consent of the holder of each Note so affected, (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding, or
(iii) modify any of the provisions of Section 11.02, Section 5.13 or Section
12.10 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of all Notes then outstanding.

          The Notes may not be redeemed prior to maturity.

          No reference herein to the Indenture and no provision of this Note or of the Indenture or of any Board Resolution shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed.

          This Note is transferable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose, but only in the manner, subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this Note. Upon any registration of transfer, a new registered Note or Notes, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefor.

          The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any registered security is registered on the security register as the owner of such registered security for the purpose of receiving payment of the principal of (and premium, if any) and interest, if any, on such registered security and for all other purposes whatsoever, whether or not such registered security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Note or of the indebtedness represented thereby, or upon any obligation,
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covenant or agreement of the Indenture, against any incorporator, or against any stockholder, officer or director, as such, past, present or future, of the Company (or any incorporator, stockholder, officer or director of any predecessor or successor Corporation), either directly or indirectly (or any such predecessor or successor Corporation), whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and this Note is solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any such incorporator, stockholder, officer or director, past, present or future, of the Company (or any incorporator, stockholder, officer or director of any such predecessor or successor Corporation), either directly or indirectly through the Company or any such predecessor or successor Corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in the Indenture or in this Note or to be implied from the Indenture or therefrom.

          All terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.